PENSION PLAN

FOR MARK GARWOOD

Effective January 1, 2003

Amended and Restated Effective January 1, 2008

Section 1. Purpose of the Plan.

The Bank hereby establishes this Plan for its Chief Executive Officer, Mark Garwood, effective as of January 1, 2003, as amended and restated effective January 1, 2008. The purpose of the Plan is to provide an incentive for Mark Garwood ("Garwood") to continue as Chief Executive Officer. This Plan is intended to be an unfunded deferred compensation plan for a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

Section 2. Definitions.

Except as otherwise indicated, all definitions in this Plan shall have the meanings indicated below.

2.1. "Bank" means Tamalpais Bank, a California corporation, or any predecessor or successor corporation, which has been designated by the Board as participating in the Plan, and which has accepted such designation and has agreed to be bound by the terms of the Plan.

2.2. "Beneficiary" means any person or entity determined as such under Section 6 who is entitled to receive payments under the Plan because of the death of Garwood.

2.3. "Board" means the Board of Directors of the Bank, or any predecessor or successor company.

2.4. "Cause" means, for purposes of this Plan, (i) a criminal act or omission by Garwood; or (ii) Garwood's fraud, dishonesty, or willful misperformance in rendering services to the Bank.

2.5. "Change in Control" shall mean a change of ownership or control of the Bank or its Parent effected through any of the following transactions:

(a) A change in effective control of the Bank or its Parent as defined in Treasury Regulation § 1.409A - 3(i)(s)(vi); or

(b) A change in ownership of the Bank or its Parent as defined in Treasury Regulation § 1.409A – 3(i)(5)(v); or

(c) A change in ownership of a substantial portion of the assets of the Bank or its Parent as defined in Treasury Regulation § 1.409A – 3(i)(5)(vii).

2.6. "Code" means the Internal Revenue Code of 1986, as amended.

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2.7. "Disability" and "Disabled" mean Garwood meets any one of the following requirements:

(a) Garwood is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months;

(b) Garwood is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer; or

(c) Garwood is determined to be totally disabled by the Social Security Administration.

2.8. "Employer" means the Bank or any of its affiliates as determined under Treasury Regulation § 1.409A-1(h)(3).

2.9. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

2.10. "Parent" means Tamalpais Bancorp, a California corporation.

2.11. "Plan" means the Pension Plan for Mark Garwood as set forth in this document.

2.12. "Plan Year" means the calendar year.

2.13. "Retirement" means Garwood's Separation from Service on or after December 31, 2014.

2.14. "Separation from Service" means termination of employment with an Employer. Garwood shall not be deemed to have Separated from Service if he continues to provide services to an Employer at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full years of employment with an Employer (or if employed by an Employer less than three (3) years, such lesser period); provided, however, that a Separation from Service will be deemed to have occurred if Garwood's service with an Employer is reduced to an annual rate that is less than twenty percent (20%) of the services rendered, on average, during the immediately preceding three (3) full years of employment with an Employer (or if employed by an Employer less than three (3) years, such lesser period).

2.15. "Year of Service" means a calendar year of continuous service with the Bank.

Section 3. Administration of the Plan.

3.1. The Plan shall be administered by the Board. All decisions required to be made involving the interpretation, application and administration of the Plan shall be resolved by the Board.

Section 4. Pension Plan Benefit.

4.1. The benefit under this Plan shall be equal to annual payments of one hundred thousand dollars ($100,000) per year over fifteen (15) years and shall vest in full upon Garwood's Retirement; provided, however, that should Garwood prior to December 31, 2014 (i) experience a voluntary Separation from Service, (ii) experience an involuntary Separation from Service for Cause or (iii) die, he shall be entitled to no benefit under this Plan.

4.2. Should there be a Change in Control prior to Garwood's Separation from Service and prior to December 31, 2014, the benefit in Section 4.1 shall become fully vested.

4.3. Notwithstanding the foregoing, should Garwood experience an involuntary Separation from Service other than for Cause prior to December 31, 2014, or become Disabled prior to Garwood's Separation from Service and prior to December 31, 2014, he shall become vested in a benefit that will be paid each year over fifteen (15) years in an annual payment equal to one hundred thousand dollars ($100,000) times the number of Years of Service Garwood has provided as of the date of his involuntary Separation from Service or Disability, divided by twelve (12).

Section 5. Distribution of Benefits.

5.1. Payment of the benefit amount pursuant to Section 4.1 of this Plan will commence in January 2015, or in the January next following Garwood's Retirement, if later; provided, however, that if the payment is scheduled to begin prior to six months after Garwood's Retirement, then such payment will not commence until the seventh month after Garwood's Retirement and any benefits that would have been paid during the six-month period after Garwood's Retirement, but for the aforementioned six-month delay, shall be paid with interest at the applicable federal rate in the seventh month after Garwood's Retirement. Each annual payment will be made in equal monthly installments during each year of the fifteen (15)-year payment period.

5.2. Payment of the benefit amount pursuant to Section 4.2 of this Plan will commence in the next January following the year in which a Change in Control as described in Section 4.2 occurs. Each annual payment will be made in equal monthly installments during each year of the fifteen (15)-year payment period.

5.3. Payment of the benefit amount pursuant to Section 4.3 of this Plan will commence in the next January following the year in which Garwood's involuntary Separation from Service or Disability as described in Section 4.3 occurs; provided, however, that if the payment is scheduled to begin prior to six months after Garwood's involuntary Separation from Service, then such payment will not commence until the seventh month after Garwood's involuntary Separation from Service and any benefits that would have been paid during the

six-month period after Garwood's involuntary Separation from Service, but for the aforementioned six-month delay, shall be paid with interest at the applicable federal rate in the seventh month after Garwood's involuntary Separation from Service. Each annual payment will be made in equal monthly installments during each year of the fifteen (15)-year payment period.

5.4. If Garwood is already receiving distribution of his benefit and dies before the complete distribution of all of his benefit, the remaining benefit payments shall continue to be paid to Garwood's Beneficiary as was to be provided to Garwood under the terms of this Plan.

Section 6. Beneficiary.

6.1. Garwood may designate, in writing, a Beneficiary or Beneficiaries to receive the payment of his benefits in the event of his death prior to completion of such payment. A designation of Beneficiary may be revoked or changed at any time by filing a new written designation with the Bank.

6.2. If Garwood fails to designate, in writing, a Beneficiary or Beneficiaries to receive payment of his benefit in the event of his death, or if no validly designated Beneficiary survives Garwood, Garwood's Beneficiary or Beneficiaries shall be the following in order:

(a) surviving spouse;

(b) children; or

(c) estate.

Section 7. Garwood's Rights.

Garwood's (or a Beneficiary's) right to receive a distribution hereunder shall be an unsecured claim against the general assets of the Bank, and neither Garwood nor the Beneficiary shall have any rights in or against any specific assets of the Bank.

Notwithstanding the foregoing paragraph, the Bank may establish and maintain a "rabbi" trust, which shall be an irrevocable trust in which the Bank may deposit amounts for purposes of this Plan. Any trust assets shall be administered in accordance with the terms of the trust, but such assets attributable to Garwood's benefit under this Plan to shall be subject to the claims of the Bank's creditors in the event of the bankruptcy or insolvency of the Bank, until paid to Garwood or his Beneficiaries. The trust shall constitute an unfunded arrangement providing deferred compensation to a select group of management or highly compensated employees for purposes of Title I of the ERISA.

Section 8. Miscellaneous Provisions.

8.1. This Plan does not confer upon Garwood the right to be retained in the Bank's employ, and Garwood shall remain subject to discharge, discipline and termination to the same extent as if this Plan did not exist. This Plan creates no rights or obligations other than those expressed herein.

8.2. No right or interest of any kind in any Plan asset shall be transferable or assignable by Garwood or his Beneficiary(ies), or be subject to alienation, encumbrance, garnishment, attachment, execution or levy of any kind, voluntary or involuntary. This prohibition shall not apply to the creation, assignment or recognition of a right to any interest payable hereunder with respect to Garwood pursuant to a domestic relations order that satisfies the requirements of a Qualified Domestic Relations Order ("QDRO") as that term is defined in Section 414(p) of the Code as if this Plan were qualified under Section 401(a) of the Code. Payment pursuant to such domestic relations order may be made as soon as administratively feasible following determination by the Bank that said order satisfies the requirements of a QDRO.

8.3. If the Bank shall at any time be merged or consolidated into or with any other entity, or if substantially all of its assets are transferred to another entity, the provisions of this Plan shall be binding upon and inure to the benefit of the entity resulting from such merger or consolidation to which such assets shall be transferred, and this provision shall apply in the event of any subsequent merger, consolidation, or transfer.

8.4. Except as provided by federal law, all questions pertaining to the validity, construction and administration of the Plan shall be determined under the laws of California.

Section 9. Amendments and Termination.

9.1. The Board may at any time terminate this Plan with Garwood's consent and in compliance with Treasury Regulation § 1.409A-3(j)(4)(ix)(C).

9.2. The Board may at any time amend this Plan in whole or in part with Garwood's consent.

Section 10. Claims Procedure

10.1. Filing a Claim for Benefits. Any correspondence under this Section 10 shall be sent to Deferred Compensation Claim, Board of Directors, Tamalpais Bank, 630 Las Gallinas Avenue, San Rafael, CA 94903.

(a) Non-Disability Claims. Garwood or a Beneficiary or the Bank acting in his or her behalf shall notify the Board of a claim for benefits under the Plan. Such request shall be addressed to the Board in writing, shall set forth the basis of such claim, and shall authorize the Board to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which Garwood or a Beneficiary may be entitled under the terms of the Plan. The Board shall review the claim and may require additional information if necessary to process the claim. The Board shall issue its decision, in writing, no later than ninety (90) days after the date the claim is received, unless circumstances require an extension of time. If such an extension is required, written notice of the extension shall be furnished to the person making the claim within the initial ninety (90)-day period, and the notice shall state the circumstances requiring the extension and the date by which the Board expects to reach a decision on the claim. In no event shall the extension exceed a period of ninety (90) days from the end of the initial

period.

(b) Disability Claims. Garwood or a Beneficiary or the Employer acting in his or her behalf shall notify the Board of a claim for Disability benefits under the Plan. Such request shall be addressed to the Board in writing, shall set forth the basis of such claim, and shall authorize the Board to conduct such examinations as may be necessary to determine the validity of the claim and to take such steps as may be necessary to facilitate the payment of any benefits to which Garwood or a Beneficiary may be entitled under the terms of the Plan. The Board shall review the claim and may require additional information if necessary to process the claim. The Board shall issue its decision, in writing, within a reasonable period of time, but not later than forty-five (45) days after the date the claim is received, unless circumstances due to matters beyond the control of the Plan require an extension of time. The determination period may be extended for up to thirty (30) days, for a total determination period of seventy-five (75) days. If such an extension is necessary, written notice of the extension shall be furnished to the claimant within the initial forty-five (45)-day period. The notice shall state the circumstances requiring the extension and the date by which the Board expects to reach a decision on the claim. If prior to the end of the first thirty (30)-day extension period the Board determines that, due to matters beyond the control of the Plan, a decision cannot be rendered within that extension period, the period for making the determination may be extended for up to an additional thirty (30) days. If such an extension is necessary, the Board shall notify the claimant, prior to the expiration of the first thirty (30)-day extension period, of the circumstances requiring the extension and the date as of which the Plan expects to render a decision. In the case of any extension described above, the notice of extension shall specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The claimant shall have at least forty-five (45) days within which to provide the specified information. The time for making a determination is tolled during this period that the Plan is waiting for the claimant to provide the specified additional information.

10.2. Denial of a Claim.

(a) Denial of Non-Disability Claims. Whenever a claim for benefits by Garwood or a Beneficiary has been denied, in whole or in part, a written notice of the denial will be provided to the claimant within the period specified in Section 10.1(a) above. The notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial; and reference to the specific Plan provisions upon which the denial is based. If the claim was denied because the claimant did not furnish complete information or documentation, the notice will specify the additional materials or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. The notice will also contain an explanation of the Plan's appeal procedures and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

(b) Denial of Disability Claims. Whenever a claim for benefits by

Garwood or a Beneficiary has been denied, in whole or in part, a written notice of the denial will be provided to the claimant within the period specified in Section 10.1(b) above. The notice shall set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, including references to the specific Plan provisions upon which the denial is based. If the claim was denied because the claimant did not furnish complete information or documentation, the notice will specify the additional materials or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary. If the claimant's claim for Disability benefits is denied based on an internal rule, guideline, protocol, or other similar criterion, the notice will either state the specific rule, guideline, protocol, or other similar criterion; or include a statement that such a rule, guideline, protocol, or other criterion was relied upon and that a copy of such rule, guideline, protocol or other criterion will be provided free of charge to the claimant upon request. If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, the notice will also include either an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or include a statement that such explanation will be provided free of charge upon request. The notice will also state how and when to request a review of the denied claim.

10.3. Right to Appeal.

(a) Non-Disability Claims. Within sixty (60) days after receiving a notice from the Board that a claim has been denied, in whole or in part, a claimant may file with the Board a written request for a review of the denial of the claim. As part of the review procedure, the claimant may submit written comments, documents, records, and other information relating to the claim and request, free of charge, to be provided reasonable access to, and copies of, all documents, records and other information (other than legally or medically privileged documents) relevant to such claim. The claimant shall be solely responsible for submitting a written request for review of the claim and any other information or evidence on which the claimant intends the Board to consider in order to render its decision on review. The Board may require the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The Board will review the claim, taking into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(b) Disability Claims. Within one hundred eighty (180) days after receiving a notice from the Board that a claim has been denied, in whole or in part, a claimant may file with the Board a written request for a review of the denial of the claim. As part of the review procedure, the claimant may submit written comments, documents, records, and other information relating to the claim and request, free of charge, to be provided reasonable access to, and copies of, all documents, records and other information (other than legally or medically privileged documents) relevant to such claim. The claimant shall be solely responsible for submitting a written request for review of the claim and any other information or evidence on which the claimant intends the Board to consider in order to render its decision on review. The Board may require

the claimant to submit such additional facts, documents or other material as it may deem necessary or appropriate in making its review. The Board will review the claim, taking into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

10.4. Decision on Review.

(a) Non-Disability Claims. The Board will act on each request for review within sixty (60) days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional sixty (60) days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial sixty (60)-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Board is to render its decision on the review. The Board will give prompt, written notice of its decision to the applicant. In the event that the Board confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, including reference to the specific Plan provisions upon which the denial is based. The notice will state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information (other than legally or medically privileged documents) relevant to the claimant's claim for benefits. The notice will describe any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures. The notice will also include a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

(b) Disability Claims. The Board will act on each request for review within a reasonable time not to exceed forty-five (45) days after receipt of the request, unless special circumstances additional time for processing the request for a review. If additional time for review is required, the review period may be extended for up to an additional 45 days for a total of ninety (90) days. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial forty-five (45)-day period. This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Board is to render its decision on the review. The Board will give prompt, written notice of its decision to the applicant. In the event that the Board confirms the denial of the application for benefits in whole or in part, the notice will set forth, in a manner calculated to be understood by the claimant, the specific reason or reasons for the denial, including reference to the specific Plan provisions upon which the denial is based. The notice will state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information (other than legally or medically privileged documents) relevant to the claimant's claim for benefits. If an internal rule, guideline, protocol, or other similar criterion was relied upon in making the determination, the notice will state either the specific rule, guideline, protocol, or other similar criterion; or include a statement that such a rule, guideline, protocol, or other criterion was relied upon in making the adverse determination and that a copy of such rule, guideline, protocol or

other criterion will be provided free of charge to the claimant free of charge upon request. If the denial is based on a medical necessity or experimental treatment or similar exclusion or limit, the notice will also include an explanation of the scientific or clinical judgment for the determination, applying the terms of the Plan to the claimant's medical circumstances, or include a statement that such explanation will be provided free of charge upon request. The notice will describe any voluntary appeal procedures offered by the Plan and the claimant's right to obtain the information about such procedures. The notice will also include a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

Section 11. Expenses.

Costs of administration of the Plan shall be paid by the Bank as may be determined by the Board.

Section 12. Execution.

To record the adoption of this Plan, the Bank and Garwood have caused its appropriate officers to affix its company name and seal hereto this 23rd day of June, 2008.

Tamalpais Bank

By: ____________________

Title: ____________________

Mark Garwood

____
Chief Executive Officer

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